SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 11, 2002

CORNERSTONE PROPANE PARTNERS, L.P.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware (State or other jurisdiction of incorporation)	1-12499 (Commission File Number)	77-0439862 (IRS Employer Identification No.)

432 Westridge Drive, Watsonville, CA  95076
(Address of Principal Executive Offices, including  Zip Code)

(831) 724-1921
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

                On May 23, 2002, CornerStone Propane Partners, L.P. (the “Partnership”) filed a Current Report on Form 8-K to announce that it had determined to cease using its independent auditor, Arthur Andersen LLP and selected Deloitte & Touche LLP (“Deloitte & Touche”) as its new independent auditor.  The Partnership has also announced the replacement of its former Chief Executive Officer and Chief Financial Officer on July 25, 2002 and July 19, 2002, respectively.

                The Partnership’s current management has not yet completed the preparation of the Partnership’s financial statements related to the fiscal year ended June 30, 2002, which preparation will include a detailed analysis of the appropriate value of goodwill and other intangible assets pursuant to the requirements of  Statement of Financial Accounting Standards No. 142.  The Partnership is in the process of engaging an independent appraisal firm to determine the value of the Partnership’s goodwill and other intangible assets.  Preliminary estimates of the range of values for goodwill and intangibles indicate that the Partnership’s financial statements for the fiscal year ended June 30, 2002 are likely to reflect a material write-off of goodwill.  The Partnership’s current management is working to provide the books, records and other information necessary to enable Deloitte & Touche to complete its audit of the Partnership’s financial statements for the fiscal year ended June 30, 2002.  However,  the Partnership has determined that it will be unable to prepare and file its Annual Report on Form 10-K for the fiscal year ended June 30, 2002 by the September 30, 2002 deadline.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on September 11, 2002.

CornerStone Propane Partners, L.P.

Date: September 11, 2002

	By:	/s/ Curtis S. Solsvig III

	Name:	Curtis S. Solsvig III

	Its:	Chief Executive Officer